Exhibit 1.1

REX ENERGY CORPORATION

UNDERWRITING AGREEMENT

January 31, 2012

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

127 Public Square

6th Floor

Cleveland, Ohio 44114

Ladies and Gentlemen:

Rex Energy Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell an aggregate of 7,000,000 shares (the “Firm Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom KeyBanc Capital Markets, Inc. (“you” or “KBCM”) is acting as representative.

In addition, the Company also proposes to grant the Underwriters an option to purchase up to an aggregate of 1,050,000 additional shares of Common Stock (the “Optional Securities”). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Securities.” The Company hereby confirms the agreement with you, acting as representative of the Underwriters, concerning the purchase of the Securities from the Company by the Underwriters.

Douglas Oil & Gas Limited Partnership, a Delaware limited partnership, Douglas Westmoreland Limited Partnership, a Delaware limited partnership, Midland Exploration Limited Partnership, a Delaware limited partnership, New Albany-Indiana, LLC, a Delaware limited liability company, Rex Energy Limited Partnership, a Delaware limited partnership, Rex Energy II Limited Partnership, a Delaware limited partnership, Rex Energy III LLC, a Delaware limited liability company, Rex Energy II Alpha Limited Partnership, a Delaware limited partnership, Rex Energy Royalties Limited Partnership, a Delaware limited partnership, PennTex Resources Illinois, Inc., a Delaware corporation, PennTex Resources, L.P., a Texas limited partnership, Penn Tex Energy, Inc., a Delaware corporation, Rex Energy IV, LLC, a Delaware limited liability company, and Rex Energy Operating Corp., a Delaware corporation, are collectively referred to herein as the “Founding Companies,” and Rex Energy Rockies, LLC, a Delaware limited liability company, Rex Energy I, LLC, a Delaware limited liability company, R.E. Gas Development, LLC, a Delaware limited liability company, Rex Energy Marketing, LLC, a Delaware limited liability company, Rex Energy Operating Corp., a Delaware corporation, PennTex Resources Illinois, Inc., a Delaware corporation, Rex Energy IV, LLC, a Delaware limited liability company, NorthStar #3, LLC, a Delaware limited liability company (“Northstar”), Water Solutions Holdings, LLC, a Delaware limited liability company (“Water Solutions”), Keystone Clearwater Solutions, LLC, a Delaware limited liability company (“Keystone Clearwater”), and Cocoa Properties I, LLC, a Delaware limited liability company (“Cocoa Properties”), are collectively referred to herein as the “Subsidiaries.”

1.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-174741) and has prepared a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act is herein referred to as a “Rule 462(b) Registration Statement,” and, after such filing, the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The most recent preliminary prospectus supplement dated January 30, 2012 and filed with the Commission pursuant to Rule 424(b) of the Securities Act describing the Securities and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, each is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 of the Securities Act. Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on January 31, 2012.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “described,” “included,” “set forth” or “stated” in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus or the Prospectus, as the case may be.

(b)	Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.

(c)	At the time the Registration Statement was originally declared effective and at the time of each amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.

(d)	The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 2 hereto) an “ineligible issuer” (as defined in Rule 405 of the Securities Act).

(e)	The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(f)	The Registration Statement conformed on the date of its first effectiveness and will conform in all material respects on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”). Each preliminary prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Securities Act and on each applicable Delivery Date to the requirements of the Securities Act and the Securities Act Regulations. The documents incorporated by reference in any preliminary prospectus or the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(g)

The Registration Statement did not, on the date of its first effectiveness and as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6(e) hereto.

(h)	The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6(e) hereto.

(i)	The documents incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus did not and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)	The Preliminary Prospectus, as supplemented by any other information listed in Schedule B hereto, taken together (collectively, the “Pricing Disclosure Package”) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6(e) hereto.

(k)	Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)

Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and Securities Act Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of KBCM. The Company has retained in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Securities Act) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act Regulations.

(m)	The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite power and authority to own and lease its properties and conduct its business as described in each of the Pricing Disclosure Package and the Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, results of operations or stockholders’ equity, of the Company and the Subsidiaries, taken as a whole, in each case other than as a result of an event, circumstance or condition applicable to the oil and gas industry as a whole (a “Material Adverse Effect”).

(n)

As of each Delivery Date, the Company will not own, directly or indirectly, an equity interest in any corporation, association or other entity other than the Subsidiaries, Keystone Midstream Services, LLC, a Delaware limited liability company (“Keystone Midstream”), and RW Gathering, LLC, a Delaware limited liability company (“RW Gathering”). As of each Delivery Date, the Company will not control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. Except for Northstar, Water Solutions, Keystone Clearwater and Cocoa Properties, all of the outstanding capital stock or other equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, as of each Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for any security interests covering the outstanding capital stock or other equity interests, as applicable, of any Subsidiary granted by the Company or any Subsidiary to the lenders under the Credit Facilities (as such term is hereinafter defined). The Company, directly or indirectly, owns a 51% equity interest in Northstar and an 80% equity interest in Water Solutions, which in turn owns a 100% equity interest in Keystone Clearwater and Cocoa Properties; all of the equity interests of Northstar, Water Solutions, Keystone Clearwater and Cocoa Properties in which the Company owns a beneficial interest, directly or indirectly through subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and, as of each Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for any security interests covering the outstanding equity interests of Northstar, Water Solutions, Keystone Clearwater or Cocoa Properties granted by the Company or any Subsidiary to the lenders under the Credit Facilities (as such term is hereinafter defined). The Company owns a 28% equity interest in Keystone Midstream and a 40% equity interest in RW Gathering; all of the equity interests of Keystone Midstream and RW Gathering in which the Company owns a beneficial interest, directly or indirectly through subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and, as of each Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for any security interests covering the outstanding equity interests of Keystone Midstream and RW Gathering granted by the Company or any Subsidiary to the lenders under the Credit Facilities (as such term is hereinafter defined).

(o)	Each Subsidiary has been duly organized, is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its organization, as applicable, with the requisite power and authority (corporate or limited liability company, as applicable) to own and lease its properties and conduct its business as described in each of the Pricing Disclosure Package and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q)	The duly authorized, issued and outstanding capitalization of the Company is as set forth under the caption “Capitalization” in each of the Pricing Disclosure Package and the Prospectus as of the date set forth therein; all of the issued and outstanding shares of capital stock of the Company on the date hereof are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus; except as described in each of the Pricing Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company.

(r)	The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(s)	The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults that could not, individually or in the aggregate, have a Material Adverse Effect.

(t)	Other than as identified and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement.

(u)	No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the execution, delivery and performance of this Agreement by the Company and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, except such as (i) has been obtained or made under the Securities Act or the Exchange Act or as may be required by state securities or “blue sky” laws or (ii) may be required by the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”).

(v)

None of the Company or any of the Subsidiaries (i) is in violation of its certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or similar organizational documents, as applicable, (ii) is in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the cases of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, have a Material Adverse Effect.

(w)	The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them, and good and marketable title to all other property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind (each a “Lien”), except Liens that (i) are described in each of the Pricing Disclosure Package and the Prospectus, including Liens under the Company’s senior credit facility dated as of September 28, 2007, as amended to date, and the Company’s second lien credit agreement dated as of December 22, 2011 (collectively, the “Credit Facilities”), or (ii) such would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and the Subsidiaries, and under which the Company or any of its Subsidiaries holds the properties described in each of the Pricing Disclosure Package and the Prospectus, are in full force and effect, and none of the Company or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased property under any such lease or sublease.

(x)	The Company and the Subsidiaries possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses in the manner described in each of the Pricing Disclosure Package and the Prospectus; and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(y)

Except as described in each of the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or could reasonably be expected to adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z)	There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described and filed as required. None of the Company or any of its Subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof, and that statements made in the reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into each of the Pricing Disclosure Package and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(aa)	The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(bb)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, or as described in each of the Pricing Disclosure Package and the Prospectus, (i) none of the Company or any of the Subsidiaries is in violation of any federal, state or local statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law that, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, and except as described in each of the Pricing Disclosure Package and the Prospectus, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

(cc)	In each case except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the Company or any member of the Company’s Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd)	The Company and the Subsidiaries have (i) filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed or have duly requested extensions thereof; and (ii) paid all taxes shown as due on such tax returns (including any related assessments, fines or penalties), except for taxes being contested in good faith for which reserves in accordance with the generally accepted accounting principles have been provided. No tax deficiency has been asserted against the Company or any of the Subsidiaries which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, could have, a Material Adverse Effect.

(ee)	There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(ff)	The Company and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and the Subsidiaries are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Company and the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company and the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(gg)	The Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)	None of the Company or any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(ii)	None of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)	The operations of the Company and any of the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(kk)	None of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company and any of the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)	Except as described in each of the Pricing Disclosure Package and the Prospectus, and except as pursuant to the Credit Facilities, upon consummation of this offering, including the application of the use of proceeds of the offering, none of the Subsidiaries will be restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.

(mm)

The historical combined and consolidated financial statements of the Company, the balance sheet of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present in all material respects the financial condition of the Company on a historical consolidated and combined basis as of the respective dates indicated, and the historical and combined and consolidated statements of operations, cash flows and changes in owners’ equity (deficit and minority interests) of the Company for the respective periods specified, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The summary and selected historical combined and consolidated financial data of the Company and the historical combined financial data of the Founding Companies included in the reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the historical combined and consolidated financial statements of the Company and the combined audited financial statements of the Founding Companies included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (in the case of the financial statements of the Company). The other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company, the Subsidiaries and the Founding Companies, as the case may be, and present fairly, in all material respects, the information shown thereby. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)	The section entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition - Critical Accounting Policies and Recent Accounting Pronouncements” in the reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into each of the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(oo)	The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(pp)	None of the Company or any of the Subsidiaries have sustained since the date of the last audited financial statements included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus any loss or interference with its business material to the Company and the Subsidiaries considered as a whole, otherwise than as set forth or contemplated in each of the Pricing Disclosure Package and the Prospectus. Since the respective dates as of which information is given in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any (i) material change in the capitalization of the Company or the Subsidiaries, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) transaction that is material to the Company and the Subsidiaries contemplated or entered into by the Company or any of the Subsidiaries, (iv) obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and its Subsidiaries taken as a whole or (v) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case otherwise than as set forth or contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(qq)	Malin, Berquist & Company, LLP, as of December 31, 2010 and during the periods covered by the balance sheet of the Company, the consolidated and combined financial statements of the Company and the related schedules and notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus on which they reported are independent public accountants as required by the Securities Act and the Securities Act Regulations.

(rr)	KPMG LLP are independent public accountants as required by the Securities Act and the Securities Act Regulations.

(ss)

Netherland Sewell & Associates, Inc., whose summary reserve reports dated January 24, 2011 and January 9, 2012 (the “Reserve Report Letters”) from which the oil and natural gas reserve estimates of the Company and the Subsidiaries contained in each of the Pricing Disclosure Package and the Prospectus were derived, was, as of the date of each such Reserve Report Letter, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and the Subsidiaries. The information underlying the estimates of reserves of the Company and the Subsidiaries used in the preparation of the reserve reports and other estimates, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations described in each of the Pricing Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in each of the Pricing Disclosure Package and the Prospectus and as reflected in the Reserve Report Letter; estimates of such reserves and present values as described in each of the Pricing Disclosure Package and the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and the Securities Act Regulations, including Items 1201 through 1208 of Regulation S-K.

(tt)	Each of the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu)	(i) Each of the Company and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(vv)	As of the date hereof, and except as disclosed in each of the Pricing Disclosure Package and the Prospectus, the Company is not aware of (i) any “material weakness” or “significant deficiency” (as defined in Public Company Oversight Board Standard No. 2) in the Company’s or any Subsidiary’s internal control over financing reporting (as defined in Rule 13a-15(f)), whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any Subsidiary’s internal control over financial reporting.

(ww)	None of the Company or any Subsidiary, nor any of their respective directors or managers, as applicable, or officers, in their capacities as such, is in material breach or violation of any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xx)	No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described by the Securities Act or the Securities Act Regulations, in each of the Pricing Disclosure Package and the Prospectus which is not so described.

(yy)	The Company’s class of common stock has been registered under Section 12(b) of the Exchange Act, and the Securities are listed or are approved for listing on the Nasdaq Global Market (the “Nasdaq”).

(zz)	None of the Company or the Subsidiaries or any of their respective officers or directors has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities in order to facilitate the sale or resale of the Securities or otherwise.

(aaa)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended.

(bbb)	The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus to which KBCM has consented in accordance with Section 3(f) hereto.

(ccc)	The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Securities Act Regulations or the interpretations thereof by the Commission.

Any certificate signed by any officer of the Company and delivered to KBCM or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

2.	Sale, Purchase and Delivery of Securities.

(a)

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell 7,000,000 Firm Securities to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite the Underwriter’s name in Schedule A hereto, at a purchase price per share of $8.81, and (ii) in the event and to the extent that the Underwriters shall exercise their option to purchase Optional Securities as provided in Section 2(b) below, the Company agrees to sell up to an aggregate of 1,050,000 Optional Securities to the several Underwriters. The number of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total number of Optional Securities to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters, as adjusted by KBCM in such manner as KBCM deems advisable to avoid fractional shares. The purchase price per share of the Optional Securities shall be the same as that of the Firm Securities.

(b)	The Company hereby grants to the Underwriters the right to purchase at their election, up to an aggregate of 1,050,000 Optional Securities at a purchase price per share equal to the purchase price per share of the Firm Securities set forth in Section 2(a) above, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from KBCM to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by KBCM but in no event earlier than the First Delivery Date (as defined below) or, unless KBCM and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

(c)	The several Underwriters propose to offer the Securities for sale upon the terms and conditions and in the manner set forth in each of the Pricing Disclosure Package and the Prospectus.

(d)	The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as KBCM may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to KBCM at least forty-eight hours in advance. The date of such delivery and payment shall be, with respect to the Firm Securities, February 6, 2012, or such other time and date as KBCM and the Company may agree upon in writing, and, with respect to the Optional Securities, on the date specified by KBCM in the written notice given by KBCM of its election to purchase such Optional Securities, or such date as KBCM and the Company may agree upon in writing. Such date for delivery of the Common Stock is herein called the “First Delivery Date,” such date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)	Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

3.	Certain Agreements of the Company. The Company covenants and agrees with each of the Underwriters:

(a)	To prepare the Prospectus in a form approved by KBCM and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise KBCM, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish KBCM with copies thereof; to advise KBCM, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)	To furnish promptly to KBCM and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)

To deliver promptly to KBCM such number of the following documents as KBCM shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) any Issuer Free Writing Prospectus and (D) any document incorporated by reference in any preliminary prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify KBCM and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as KBCM may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(d)	To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or KBCM, be required by the Securities Act or requested by the Commission;

(e)	Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to KBCM and counsel for the Underwriters and obtain the consent of KBCM to the filing, which consent will not be unreasonably withheld;

(f)	Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of KBCM;

(g)	To retain in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify KBCM and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as KBCM may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(h)

As soon as practicable after the most recent effective date of the Registration Statement (the “Effective Date”) (it being understood that the Company shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to KBCM an earnings statement of the Company and the Subsidiaries (which need not be audited)

complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158 of the Securities Act);

(i)	Promptly from time to time to take such action as KBCM may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as KBCM may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(j)

For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Securities), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than options, restricted stock or other rights granted or sold pursuant to the terms of the Company’s 2007 Long-Term Incentive Plan), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of KBCM, on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Exhibit D hereto to furnish to KBCM, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless KBCM, on behalf of the Underwriters, waives such extension in writing; provided, however, that such extension will not apply if (i) the shares of Common

Stock are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension); the Company will provide KBCM with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(k)	To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in each of the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds;”

(l)	To use its best efforts to list, subject to official notice of issuance, the Securities on the Nasdaq prior to the First Delivery Date and to maintain such listing and to file with the Nasdaq all documents and notices required in connection therewith;

(m)	To engage and maintain, at its expense, a registrar and transfer agent for the Securities;

(n)	Not to, and to use its best efforts to cause its officers, directors and affiliates not to, prior to termination of the underwriting syndicate contemplated by this Agreement, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company; and

(o)	To comply with all of the provisions of any undertakings in the Registration Statement.

4.

Expenses. The Company covenants and agrees whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) any required review by the FINRA of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriters); (f) the listing of the Securities on the Nasdaq; (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, including, without limitation, travel and lodging expenses of the officers of the Company (provided, however, that KBCM shall provide the use of any aircraft used in connection with the road show at the sole expense of the Underwriters); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as provided in this Section 4 and in Section 9 hereto, the Underwriters shall pay all of their own costs and expenses incident to the transactions contemplated by this Agreement, including the costs and expenses of their legal, tax, accounting and other professional advisors.

5.	Conditions of the Obligation of the Underwriters. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following terms and additional conditions:

(a)	The Prospectus shall have been timely filed with the Commission in accordance with Section 3(a) hereto; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)	No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, each preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Fulbright & Jaworski L.L.P. shall have furnished to KBCM its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to KBCM, substantially in the form attached hereto as Exhibit A.

(e)	KBCM shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as KBCM may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)	At the time of execution of this Agreement, KBCM shall have received from each of Malin, Berquist & Company, LLP and KPMG LLP a letter, in form and substance satisfactory to KBCM, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)	With respect to the letter of each of Malin, Berquist & Company, LLP and KPMG LLP referred to in the preceding paragraph and delivered to KBCM concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to KBCM a letter (the “bring-down letter”) of each such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)	At the time of execution of this Agreement, KBCM shall have received from Netherland, Sewell & Associates, Inc. an initial letter (the “initial expert letter”),

in form and substance satisfactory to KBCM, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, stating the conclusions and findings of such firm with respect to the Company’s oil and gas reserves as is customary to underwriters in connection with registered public offerings.

(i)	The Company shall have furnished to KBCM a certificate, dated such Delivery Date, of its Chief Executive Officer and Interim Chief Financial Officer stating that:

(i)	The representations, warranties and agreements of the Company in Section 1 of this Agreement are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of such officers, no proceedings or examination for that purpose have been instituted or threatened; and

(iii)	They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of its effective date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the most recent effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(j)	The Company shall have furnished to KBCM certificates, dated, respectively, the date hereof and each Delivery Date, of the Company’s Chief Executive Officer and Interim Chief Financial Officer in the form set forth in Exhibit C hereto.

(k)

(i) Neither the Company nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) subsequent to the respective dates as of which such information is given in Preliminary Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of KBCM, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in each of the Pricing Disclosure Package and the Prospectus.

(l)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, (ii) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities that were not occurring as of the execution and delivery of this Agreement, there shall have been an escalation in hostilities involving the United States that were occurring prior to the execution and delivery of this Agreement or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of KBCM, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in each of the Pricing Disclosure Package and the Prospectus.

(m)	The Nasdaq shall have approved the Securities for listing, subject only to official notice of issuance.

(n)	The Lock-Up Agreements between KBCM and the officers and directors of the Company set forth on Exhibit D, delivered to KBCM on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o)	On the applicable Delivery Date, the representations and warranties of the Company shall be true, accurate and correct as of such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.	Indemnification and Contribution.

(a)	The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any preliminary prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” (as defined in Rule 433 of the Securities Act) used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter with the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 6(e) hereto. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, its directors, officers and employees and each such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that an Underwriter shall not be liable in any such case except to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through KBCM by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 6(e) hereto. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)

Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the

Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.

(e)

The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, each of the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

7.	Default of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule A hereto bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by KBCM with the consent of the non-defaulting Underwriters, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to KBCM and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 9 hereto shall at all times be effective and shall survive such termination. In any such case, either KBCM or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

8.	Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 5(j) or 5(k) hereto shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 9 hereof.

9.

Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8 hereto but excluding any termination based on (1) the occurrence of any event described in clause (i), (iii), (iv) or (v) of Section 5(k) hereto or (2) an unreasonable exercise of judgment by KBCM in terminating this Agreement based on the occurrence of any event described in Section 5(j)) hereto, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10.	Default by the Company. If the Company shall fail at the First Delivery Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

11.	Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.	No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

13.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)

If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets Inc., 127 Public Square, 6th Floor, Cleveland, Ohio 44114, Attention: David L. Gruber, Equity Capital Markets (Facsimile: 216-357-6698; Telephone: 216-689-0444); and with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin, Houston, Texas 77002, Attention: Stephen M. Gill, Esq. (Facsimile: 713-615-5956; Telephone: 713-758-4458); and

(b)	if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Rex Energy Corporation, 476 Rolling Ridge Drive, Suite 300, State College, Pennsylvania 16801, Attention: Jennifer McDonough, Esq. (Facsimile: 814-278-7286; Telephone: 814-278-7113); with a copy (which shall not constitute notice) to Fulbright & Jaworski L.L.P., Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Attention: Charles Strauss, Esq. (Facsimile: 713-651-5246; Telephone: 713-651-5151).

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

14.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.	Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

17.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

REX ENERGY CORPORATION

By:	/s/ Thomas C. Stabley
	Name:	Thomas C. Stabley
	Title:	Chief Executive Officer and Interim Chief Financial Officer

Accepted and agreed by:

KeyBanc Capital Markets Inc.

Acting as Representative of the Several Underwriters named in attached Schedule A hereto

By:	/s/ David Gruber
	Name:	David Gruber
	Title:	Managing Director & Group Head

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased

KeyBanc Capital Markets Inc.	2,800,000

RBC Capital Markets, LLC	840,000

SunTrust Robinson Humphrey, Inc.	840,000

Wells Fargo Securities, LLC	840,000

Johnson Rice & Company L.L.C.	560,000

Capital One Southcoast, Inc.	490,000

Stifel, Nicolaus & Company, Incorporated	420,000

Rodman & Renshaw, LLC	210,000

Total	7,000,000

Schedule A-1

SCHEDULE B

PRICING INFORMATION

Shares offered:	7,000,000

Price to public:	$9.25

Underwriting discount:	$0.44

Issuer Free Writing Prospectuses:	None

Schedule B-1

EXHIBIT A

FORM OF OPINION OF ISSUER’S COUNSEL

(i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under Delaware law, with the requisite corporate power and authority to own and lease its properties and conduct its business as described in each of the Pricing Disclosure Package and the Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) Each of the Subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion. Each of the Subsidiaries has all corporate or other business entity power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

(iii) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus and were issued pursuant to an exemption from registration or qualification under applicable federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right under the Company’s Certificate of Incorporation or Bylaws, under the DGCL or otherwise known to such counsel. To such counsel’s knowledge, except as set forth in each of the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. Except for Northstar, Water Solutions, Keystone Clearwater and Cocoa Properties, all of the issued shares of capital stock or other equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid, non-assessable and are owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case except for (x) any securities interests covering the outstanding capital stock or other equity interests, as applicable, of any Subsidiary granted by the Company or any Subsidiary to the lenders under the Credit Facilities and (y) such liens, encumbrances, equities or claims that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company owns an 80% equity interest in Water Solutions, which in turn owns a 100% equity interest in Keystone Clearwater and Cocoa Properties; all of the equity interests of Water Solutions, Keystone Clearwater and Cocoa Properties in which the Company owns a beneficial interest, directly or indirectly through subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable. The Company owns a 28% equity interest in Keystone Midstream and a 40% equity interest in RW Gathering; all of the equity interests of Keystone Midstream and RW Gathering in which the Company owns a beneficial interest, directly or indirectly through subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly through subsidiaries.

Exhibit A-1

(iv) The Securities to be issued and sold by the Company to the Underwriters under the Agreement have been duly authorized and, upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

(v) There are no preemptive rights under federal law or under the DGCL to subscribe for or purchase the Securities. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s charter or by-laws (or similar organizational documents) or any agreement or other instrument known to such counsel to which the Company is a party.

(vi) The Agreement has been duly and validly authorized, executed and delivered by the Company.

(vii) The execution, delivery and performance of the Agreement by the Company, the consummation of the transactions contemplated by the Agreement, the application of the proceeds from the sale of the Securities by the Company as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or its Subsidiaries; or (iii) result in any violation of any statute or any rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets, except, with respect to clause (i), for such conflicts, breaches, violations or defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(viii) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated by this Agreement.

(ix) To such counsel’s knowledge and except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act

Exhibit A-2

with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(x) To such counsel’s knowledge and except as described in each of the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending to which the Company or any of the Subsidiaries is a party that are required to be disclosed that are not disclosed. To such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others.

(xi) The Registration Statement was declared effective under the Securities Act as of (the date and time specified in such opinion), and the Prospectus was filed with the Commission pursuant to subparagraph (3) of Rule 424(b) of the Securities Act Regulations. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(xii) (A) The Registration Statement, on its effective date and on the applicable Delivery Date, (B) each of the Pricing Disclosure Package at the Applicable Time and on the applicable Delivery Date and (C) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Securities Act Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data or reserve information contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

(xiii) The statements made in each of the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the Common Stock (including the Securities), constitute accurate summaries of the terms of such Common Stock in all material respects.

(xiv) The statements made in the reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Business - Governmental Regulations” and “Business - Environmental Matters” and “Business - Legal Proceedings” of Item 1 of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Item 3 of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Items 14 and 15 of Part II of the Registration Statement, in each case insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xv) To such counsel’s knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed therewith or incorporated by reference therein as required.

Exhibit A-3

(xvi) The Company is not, after giving effect to the offering and the sale of the Securities by the Company and the application of the proceeds as described in each of the Pricing Disclosure Package and the Prospectus, an “investment company” as defined under the Investment Company Act of 1940, as amended.

In addition, such counsel shall also have furnished to KBCM a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to KBCM, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, and (y) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c) the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data or reserve information contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, including statistical data, except to the extent set forth in paragraphs (xiii) and (xiv) above.

Exhibit A-4

EXHIBIT B

FORM OF LOCK-UP LETTER AGREEMENT

January 31, 2012

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

127 Public Square

6th Floor

Cleveland, Ohio 44114

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule A to such agreement (the “Underwriters”), with Rex Energy Corporation, a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company, you and the other Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of KeyBanc Capital Markets Inc. (“KBCM”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”). Notwithstanding the foregoing, during the Lock-Up Period the undersigned shall be entitled to (i) put in place a 10(b)5-1 trading plan that becomes effective after the termination of the Lock-Up Period and (ii) transfer and assign shares of Common Stock to a trust or limited partnership for the benefit of the undersigned or members of the undersigned’s immediate family (as defined below) ; provided, that such transferee or assignee of shares of Common Stock shall furnish to KBCM a Lock-Up Letter substantially in the form of Exhibit B to the Underwriting Agreement prior to any such transfer (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not the transferee). For purposes of this Lock-Up Agreement, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

Exhibit B

Notwithstanding the foregoing, (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless KBCM waives, in writing, such extension. Such extension will not apply, however, if (i) the shares of Common Stock are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension).

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by KBCM to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

Exhibit B-2

This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Exhibit B-3

EXHIBIT C

REX ENERGY CORPORATION

CHIEF FINANCIAL OFFICER’S CERTIFICATE

JANUARY 31, 2012

The undersigned, Thomas C. Stabley, Chief Executive Officer and Interim Chief Financial Officer of Rex Energy Corporation, a Delaware corporation (the “Company”), in connection with the Company’s offer and sale of 7,000,000 shares of common stock (the “Shares”), and pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated January 31, 2012 among the Company and KeyBanc Capital Markets Inc., as representative of the several underwriters (collectively, the “Underwriters”), hereby certifies that, as of the date hereof:

1.	The undersigned has reviewed the Company’s preliminary prospectus supplement, dated January 30, 2012 (the “Preliminary Prospectus”).

2.	The undersigned is knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and is responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company.

3.	The undersigned has read (i) the Company’s financial statements incorporated by reference into the Preliminary Prospectus, (ii) the Company’s unaudited consolidated financial information for October and November of 2011, and (iii) the Company’s preliminary estimates of certain financial results for December 2011 (the “December Financial Information”), copies of which have also been delivered to the Underwriters, and made such further investigations as he has deemed necessary to make the certifications set forth herein.

4.

To the undersigned’s knowledge, the December Financial Information has been prepared (i) on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Preliminary Prospectus, and (ii) in conformity with generally accepted accounting principles as applied in the Unites States, and presents fairly, in all material respects, the information indicated for the periods shown. The undersigned, or persons acting under his supervision, have reviewed the December Financial Information and compared the amounts contained

Exhibit C-1

EXHIBIT C

therein to the Company’s accounting records and found them to be materially in agreement.

5.	The undersigned is familiar with the preliminary estimated financial information for the three months and the year ended December 31, 2011 included in the Preliminary Prospectus as set forth on Annex A hereto.

6.	The information set forth on Annex A hereto is derived from the December Financial Information.

7.	The undersigned acknowledges and agrees that the Underwriters will be relying upon this certificate as part of their due diligence review in relation to the offering of the Shares.

[Signature page follows]

Exhibit C-2

EXHIBIT D

Persons to Execute Lock-Up Letter Agreements:

Name	Title
Thomas C. Stabley	Chief Executive Officer, Director & Interim Chief Financial Officer

Patrick M. McKinney	President & Chief Operating Officer

David E. Pratt	Senior Vice President and Exploration Manager

Christina K. Marshall	Senior Vice President, Human Resources and Administration

F. Scott Hodges	Senior Vice President, Land

Jennifer L. McDonough	Vice President, General Counsel and Corporate Secretary

Lance T. Shaner	Chairman

John J. Zak	Director

John W. Higbee	Director

John A. Lombardi	Director

Eric L. Mattson	Director

Exhibit D